Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the President and Chief Executive Officer and the Executive Vice President and Chief Financial Officer, of Carolina Financial Corporation (the “Company”), each certify that, to his knowledge on the date of this certification:

1.	The quarterly report of the Company for the period ended September 30, 2018 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
/s/ Jerold L. Rexroad
Jerold L. Rexroad
President and Chief Executive Officer
(Principal Executive Officer)
Date: November 8, 2018

/s/ William A. Gehman III
William A. Gehman III
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)
Date: November 8, 2018
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